Exhibit 99.2

Ampion TM Management Presentation January 2018

Forward Looking Statement These slides and materials, including any accompanying oral presentation, contain forward-looking statements about our business. You should not place undue reliance on forward-looking statements as these statements are based upon our current expectations, forecasts and assumptions and are subject to significant risks and uncertainties. These statements may be identified by words such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “continue” or the negative of these terms or other words or terms of similar meaning. Risks and uncertainties that could cause our actual results to differ materially from those set forth in any forward-looking statements include, but are not limited to, the matters listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in our subsequent filings with the Securities and Exchange Commission. These reports are available at www.sec.gov. Statements and information, including forward-looking statements, speak only to the date they are provided (unless an earlier date is indicated), and we do not undertake any obligation to publicly update any statements or information, including forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

• Ampion™ is a novel biologic set to address an unmet medical need and significant treatment gap in severe osteoarthritis of the knee (OAK) ─ FDA acknowledged there are no licensed or approved therapies to address this population • Ampion has successfully completed two pivotal Phase 3 trials for the signs and symptoms severe OAK – Pivotal trial design examined response in pain, function and patient global assessment • Potential product label addresses pain, function and patient global assessment ─ Clinical results show that treatment with Ampion results in a 71% responder rate in a composite endpoint of pain, function and quality of life • Ampion is safe and well tolerated and is being developed for both short - term and continuous long - term use – Safety supported by single and multiple - injection studies in over 2,000 patients – FDA - approved Human Serum Albumin (HSA) is the sole starting material • Ampion is the first therapy to consistently demonstrate significant, safe and meaningful improvement in all core OAK efficacy measurements for severe OAK • Ampion is a platform therapy and is anticipated to achieve blockbuster potential in the US Executive Summary 2

Severe OAK is a serious, debilitating condition with a high unmet need

Overview of Osteoarthritis of the Knee (OAK)

- OAK is a progressive disease characterized by gradual degradation and loss of cartilage due to inflammation of the soft tissue and bony structures of the knee joint
  - Symptoms include pain, swelling, stiffness, and limited mobility or function
- ~21M people in the US are currently diagnosed with OAK
  - 1 in 2 Americans is expected to develop symptomatic OAK in their lifetime
  - Prevalence has increased rapidly in recent years and is anticipated to continue growing due to aging population and rise in obesity
- Progression to the most severe form of osteoarthritis leaves OAK patients with little to no treatment options other than total knee arthroscopy (TKA)
  - Severe OAK is defined as KL 4
  - FDA acknowledged an unmet need for severe OAK patients due to limited treatment options and reliance on costly TKA

Stages of OA
(Kellgren Lawrence)


KL Grade 1
Minimum disruption
KL Grade 2
Joint-space narrowing. The cartilage begins breaking down. Occurrence of osteophytes
Unmet Need
KL Grade 3
Moderate Joint-space reduction
Gaps in the cartilage can expand until they reach the bone
KL Grade 4
Joint-space greatly reduced. 60% of the cartilage is already lost. Large osteophytes are present

Osteoarthritis Epidemiology Report. DataMonitor, Inc. 2013. 4 Relationship between patient-reported disease severity in osteoarthritis and self-reported pain, function and work productivity. Sadosky et al. Arthritis Research & Therapy 2014.

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A high need exists to more effectively manage patients, who have no treatment options with demonstrated efficacy, prior to, or prolonging, progression requiring TKA

	Mild OAK	Moderate OAK	Severe OAK
1st Line	• Non-pharmacological intervention (physical therapy) • Oral analgesics • Topicals	• Oral analgesics • Topicals	• Opioids • IA injections (hyaluronic acid or corticosteroid)*
2nd Line	• NSAIDs • Non-selective NSAIDS • COX-2 inhibitors	• NSAIDs • Non-selective NSAIDS • COX-2 inhibitors	**Treatment Gap**
3rd Line	• Opioids • Intra-articular (IA) injections (hyaluronic acid or corticosteroid)	• Opioids • IA injections (hyaluronic acid or corticosteroid)	• Surgery (total knee arthroplasty, TKA)

**Have not shown clinical efficacy in severe OAK*

"We acknowledge the unmet medical need for patients with severe osteoarthritis of the knee. We are willing to work with you and provide advice for future development" – FDA Minutes Feb. 2017

Ampion is positioned to address the strong dissatisfaction with current treatment options with FDA acknowledgement of an unmet medical need to better treat and manage severe patients

Crichton B, Green M. GP and patient perspectives on treatment with non-steroidal anti-inflammatory drugs for the treatment of pain in osteoarthritis 2002, EULAR Recommendations 2003: an evidence based approach to the management of knee osteoarthritis: Report of a Task Force of the Standing Committee for International Clinical Studies Including Therapeutic Trials (ESCISIT) 2003, Campbell Alliance commercial assessment, LW Analytics

Ampio PHARMACEUTICALS 4

IA injections are a mainstay of managing moderate OAK but are limited by poor efficacy and long-term safety and have not been evaluated for severe (KL4) patients

Common Treatment Options Used for Severe OAK	Pain Reduction in Severe (KL 4) OAK	Functional Improvement	Long-Term Use	Concerns & Limitations
Hyaluronic Acid IA Injection	✗	✗	• Diminishing efficacy observed after repeat injection	• Varying evidence of efficacy • Not recommended by AAOS
Corticosteroid IA Injection	✗	✗	• Cartilage loss observed to be greater vs. placebo long-term	• JAMA study did not show sig. pain improvement vs. saline • Risk of infection if used prior to TKA
Opioids	✗	✗	• Not recommended for long-term use	• Addiction • Side effects
Ampion	✓	✓	• Safe and well tolerated for repeat injection	• None

Ampion is the only therapy to demonstrate both pain and function efficacy in severe OAK patients

GP and patient perspectives on treatment with non-steroidal anti-inflammatory drugs for the treatment of pain in osteoarthritis 2002; EULAR Recommendations 2003: an evidence based approach to the management of knee osteoarthritis: Report of a Task Force of the Standing Committee for International Clinical Studies Including Therapeutic Trials (ESCISIT). Drug Approval Label, Campbell Alliance primary research; AAOS 2016 annual meeting

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In addition to not having demonstrated effect in severe OAK, recent guidance recommends against the use of intra-articular corticosteroids and HA

Corticosteroids

JAMA The Journal of the American Medical Association

- May 2017 study from Tufts Medical Center and Boston University School of Public Health
- Intra-articular triamcinolone led to **significantly higher cartilage volume loss compared with saline**
  - Mean change in index compartment cartilage thickness (-0.21mm vs -0.10 mm)
- There was **no significant difference in pain severity** between saline and triamcinolone groups
- Research concludes results **do not support use of triamcinolone** for individuals with symptomatic OAK

Hyaluronic Acid

AAOS American Academy of Orthopaedic Surgeons

- AAOS official guidelines Recommendation 9
  - "We **cannot recommend using hyaluronic acid** for patients with symptomatic osteoarthritis of the knee."
- Strength of recommendation: Strong
  - **Recommendation based on lack of efficacy**
  - Implications of a strong recommendation state that physicians should follow unless a clear and compelling rationale of alternative approach
- Rationale is backed by three high-strength and 11 moderate-strength studies

JAMA Original Investigation: Effect of Intra-articular Triamcinolone vs saline on Knee Cartilage Volume and Pain in Patients with Knee Osteoarthritis, a Randomized Clinical Trial, Sponsor: Tufts Medical Center Clinical Trials.gov Identifier: NCT01230424 / American Academy of Orthopedic surgeons

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Projections of primary and revision hip and knee arthroplasty in the United States from 2005 to 2030, 2007 / Revision rates a fte r total joint replacement: cumulative results from worldwide joint register datasets 2011 / UptoDate / Revision rates after total joint replacement Journal of Bone & Joint Su rgery,2011 5. Persistent pain after total knee or hip arthroplasty: differential study of prevalence, nature, and impact 6. Total knee replacement: is it really an eff ect ive procedure for all? 2007 / Risks and Complications of Total Knee Replacement Surgery Healthline 2015 / The Increasing Financial Burden of Knee Revision Surgery in th e United States 2006 As a result of limited efficacy of existing treatments, patients ultimately require total knee arthroplasty (TKA) • Over 700k TKAs are performed each year in the US – TKA is anticipated to continue growing at a rapid pace to over 3.5M procedures by 2030 – Aging patient population and increasing obesity rates have resulted in growing OA prevalence and severity • TKA procedures fail or are revised often, and are associated with high cost – 12% of TKA procedures will require revision within 10 years of implant – Further, 10 - 34% of TKA patients experience chronic knee pain, functional disability, poor quality of life and dissatisfaction after surgery ,5 • Surgical risk for TKA patients is high given age and frequent comorbidities such as obesity and diabetes 0.7 0.8 0.9 1.0 1.1 1.3 1.5 1.7 1.9 2.1 2.4 2.7 3.1 3.5 0.0M 0.5M 1.0M 1.5M 2.0M 2.5M 3.0M 3.5M 4.0M Overview of TKA Burden Expected US TKA Procedures (2017 - 2030) 13.2% CAGR FDA recognized a high unmet need to treat severe OAK patients and limit progression to TKA Ampion is currently conducting an extension of its pivotal study to evaluate time to TKA 7

Total cost of hospital expenditures due to TKA* $35 Billion Failure to adequately treat severe OAK patients has resulted in a large and growing economic burden due to TKA Total charges per TKA patient (hospitalization, implant, fee) $49,500 Total charges per TKA revision surgery (12% within 10 years) $74,000 Ampion is well positioned to target patients prior to TKA and potentially delay surgical intervention, filling a key treatment gap left by existing therapies with diminishing efficacy and long - term safety issues Economic Burden of Total Knee Arthroplasty (TKA) *Methodology: (Total charge per TKA patient) X (Number of TKA Procedures) The Direct and Indirect Costs to Society of Treatment for End - Stage Knee Osteoarthritis, 2013 / http://www.healthline.com/health/total - knee - replacement - surgery/understanding - costs#1 / The Economic Burden of OA, 2009, 5.The Increasing Financial Burden of Knee Revision Surgery in the United States 2006 8

Physicians identify a significant need in severe OAK – Ampion is well positioned to address this treatment gap Need for improved efficacy in moderate/severe patients Pain reduction : • Conflicting evidence to support pain reduction benefit of IA hyaluronic acid and corticosteroids • Diminishing pain reduction after repeat injection limits ability to manage patients long term Functional improvement : • Current therapies have not demonstrated an ability to improve function, range of motion, etc. Need for improved quality of life • Limited evidence to support quality of life or patient global assessment improvement with existing therapies • Anecdotal evidence shows some marginal short - term improvement following IA injection due to lubricating effect, however such benefit is varied and diminishes quickly • Moderate/severe OAK patients have significant quality of life impact and often have limited mobility, function, and inability to work Need a safe treatment for long - term use No addiction potential : • Despite effective pain management with opioids, high - addiction risk limits use No long - term adverse events : • Corticosteroid IA injections have shown greater cartilage degradation vs. saline from long - term use • Significant side effects associated with chronic opioid use “I spend the majority of my practice time in surgery replacing both knees and hips. Unfortunately my post - treatment care deals almost exclusively with opioid addiction because I have nothing to give these patients while they are waiting for knee replacement .” - Orthopedist “There is a lot of room for improvement as the current therapies for severe OAK patients are not very good . The patients lack cartilage and viscosupplements tend not to relieve pain .” - Rheumatologist “I have been suffering with incapacitating pain that has significantly altered my quality of life and limited my physical ability. I tried injections that didn’t work and my orthopedic doctor told me my only option was a knee replacement. At 62, I was often walking with a cane.” - Severe OAK Patient Results of 10 orthopedist, 7 rheumatologist and 3 pain management specialist interviews conducted by Campbell Alliance in 10/ 201 3 9

AMPION TM A first - in - class, injectable biologic for the treatment of the signs and symptoms of severe OAK A low molecular - weight filtrate of FDA - approved Human Serum Albumin (HSA)

Ampion is a first - in - class, injectable biologic treatment for the signs and symptoms of severe OA of the knee and has successfully completed two pivotal studies • Ampion is a low molecular weight (<5 kDa) ultra filtrate of 5% commercial human serum albumin for the treatment of signs and symptoms of severe OAK – Single 4mL intra - articular injection with demonstrated efficacy at 12 weeks in multiple clinical studies • Ampion is the first drug to demonstrate significant reduction in pain as well as improvement in function and patient global assessment in severe OAK • Ampion has successfully completed two pivotal studies required for BLA submission: x AP - 003 - A (Phase 3 single injection) – single dose of Ampion demonstrated statistically significant pain reduction vs. saline at 12 weeks across all OAK severities – “ Upon review of the dataset received on November 5, 2013, FDA concludes that Study AP - 003 - A can be considered as one of the two ‘ pivotal’ trials required in support of a BLA. ” – FDA Minutes Nov. 2013 x AP - 003 - C (Phase 3 single injection) – single dose of Ampion demonstrated statistically significant effect and met primary endpoint with 71% of patients meeting OMERACT - OARSI responder criteria – AP - 003 - C serves as a second statistically significant pivotal study for BLA submission • Ampio has a clear path to approval and incorporated FDA guidance when designing AP - 003 - C to maximize regulatory and commercial success • Novel MOA of Ampion biologic reduces pain signaling, inflammation and is involved in the promotion of healing • Safe and well tolerated with no drug - related serious adverse events – Most common AE’s include: arthralgia injection site pain, headache, joint stiffness Throughout its clinical development history, Ampion has demonstrated: x Consistent patient outcomes across all trials x Safe and well tolerated x High relative efficacy in severe patients 11

Ampion has completed two pivotal studies required for FDA filing as well as several additional studies supporting efficacy as both a single and repeat injection

	Study	Design
Pivotal Studies	**AP-003-A** Phase 3, n=329 (Mar 2013 - Aug 2013)	• **Endpoint:** WOMAC A pain reduction at 12 weeks compared to saline • **Single IA injection** – 4 mL, 10 mL Ampion vs. 4 mL, 10 mL Saline
Pivotal Studies	**AP-003-C** Phase 3, n=168 (Jun 2017 - Dec 2017)	• **Endpoint:** OMERACT-OARSI responder rate at 12 weeks >30% • **Single IA injection** – 4 mL Ampion vs. 4 mL saline at ratio of 6:1
Supportive	**AIK** Phase 1/2b (May 2011- Apr 2012)	• **Endpoint:** WOMAC A pain reduction at 12 weeks • **Single IA injection** – 4 mL Ampion – 4 mL saline
Supportive	**AP-004** Phase 3 (Jan 2014- Jun 2014)	• **Endpoint:** WOMAC A pain reduction at 12 weeks • **Single IA injection** – 4 mL Ampion vs. 4 mL saline
Supportive	**AP-007** Phase 2 (Jun 2014- Feb 2015)	• **Endpoint:** WOMAC A pain reduction at 20 weeks • **Multiple IA injections** – 4 mL Ampion vs. 4 mL saline – IA injections (3 total) administered on day 0, week 2, and week 4
Supportive	**AP-008** Phase 3 (Oct 2014- Apr 2015)	• **Endpoint:** WOMAC A pain reduction at 20 weeks • **Multiple IA injections** – 4 mL Ampion vs. 4 mL saline – IA injections (3 total) administered on day 0, week 2, and week 4
Supportive	**AP-003-B** Phase 3 (Sept 2015- Jun 2016)	• **Endpoint:** WOMAC A pain reduction at 12 weeks • **Single IA injection** – 4 mL Ampion vs. 4 mL saline

FDA Guidance

- FDA (CBER division) requires 2 pivotal trials in support of a BLA submission
- FDA designated AP-003-A as a pivotal trial in support of a BLA for Ampion
  - Primary endpoint was reduction in pain compared to saline control at 12 weeks

> *"We accept the results of Study AP-003-A as one of the two phase 3 trials required to support a BLA."*
> *– FDA Minutes July 2015*

- Recent AP-003-C study serves as the second pivotal trial in support of BLA
  - Primary endpoint was OMERACT-OARSI response against 30% meaningful threshold
  - Secondary endpoints included a composite endpoint of pain and function (OARSI 'controlled' responder), PGA response and comparison to historic saline

Ampion has demonstrated safety and efficacy in 2,007 patients across seven clinical trials and has completed two pivotal trials required for BLA submission

12

WOMAC A pain scale for all studies; NRS pain scale used in AIK. P-values based mean change of primary endpoint as defined in the protocol. / Bar-Or, et al. A randomized clinical trial to evaluate two doses of an intra-articular injection of LMWF-5A in adults with pain due to osteoarthritis of the knee. Plos One. 2014 Feb; 9(2). / Schwappach, et al. Preliminary trial of intra-articular LMWF-5A for osteoarthritis of the knee. Orthopedics. 2017 Jan 40(1).

Primary Endpoint In its first statistically significant pivotal study, AP - 003 - A, Ampion demonstrated reduction of pain across all OAK severities 44% 44% 35% 42% 40% 28% 18% 29% Mild/Mod (KL 2) Moderate (KL 3) Severe (KL 4) Combined FDA has provided confirmation that AP - 003 - A can be used as one of two pivotal studies for BLA approval of a single injection therapy Reduction of Pain AP - 003 - A: Reduction of WOMAC A Pain by Severity p = 0.0146 p = 0.0107 p = 0.0009 Ampion Saline 13

AP-003-C's OARSI response primary endpoint differentiates Ampion's label to include 'signs and symptoms' as a result of demonstrated effect on all key OAK endpoints

- **Existing therapies approved for OAK are labeled for the "treatment of pain"** due to inability to demonstrate improvements in function or patient quality of life
- OMERACT-OARSI outlines responder status, which **assesses symptomatic parameters of WOMAC A pain, WOMAC C function, and PGA quality of life** and provides a composite analysis
  - OMERACT-OARSI responder was validated using data driven and expert opinion methodology that evaluated over 10,000 OA patients
  - AP-003-C utilized OMERACT-OARSI as the primary endpoint of the study
  - Additionally, AP-003-C evaluated a composite of pain and function, OARSI "controlled" responder, that required improvement in both pain and function in Criteria 2 of the response criteria, against both a meaningful threshold and a historic saline control

OARSI Response Criteria	Criteria 1	or	Criteria 2
WOMAC A Pain	≥ 50% Reduction *1 of 2*		≥ 20% Reduction *2 of 3*
	or		*or*
WOMAC C Function	≥ 50% Improvement		≥ 20% Improvement
			or
Patient Global Assessment	-		≥ 20% Improvement
	and		*and*
Likert Pain Score (5pt, 0-4)	≥ 1.0 Pt Reduction		≥ 0.5 Pt Reduction

* OMERACT - Standing Committee for Clinical Trials Response Criteria Initiative Outcome Measures in Rheumatology
** OARSI - Osteoarthritis Research Society International

Ampio PHARMACEUTICALS 14

AP-003-C successfully met its primary endpoint demonstrating statistically significant OARSI response vs. 30% threshold; provided Ampio its second successful pivotal study

Ampion Efficacy for Primary and Secondary Endpoints of AP-003-C



OARSI Response
Primary Endpoint
p < 0.001
71%*
Ampion
OARSI Controlled Responder
p < 0.001
65%*
Ampion
PGA Responder
p < 0.001
66%*
Ampion
Controlled Responder vs. Historic Saline
p < 0.001
65%*
43%
Ampion
Saline
Reduction/Improvement in Endpoint
30% threshold of clinically significant difference

Ampion is the first therapy to demonstrate significant improvement of the signs and symptoms of severe OAK patients

Ampion n=144; Saline n=208. ≥1.5 pain and function score for KL 4 patients required for eligibility in analysis for 'signs and symptoms' per FDA. Eligible saline patients across historic single-injection studies included in analysis.

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In addition, AP-003-C Ampion demonstrated statistically significant effect across all OAK core efficacy measurements against historical saline controls



AP-003-C Supportive Data – Ampion vs. Historical Saline Controls
Reduction/Improvement in Endpoint
Pain
p < 0.001
53%
40%
25%
Ampion (OARSI Responders)
Ampion (all)
Saline
Function
p = 0.0034
50%
38%
27%
Ampion (OARSI Responders)
Ampion (all)
Saline
PGA
Ampion (OARSI Responders)
Ampion (all)
Saline (historic)
p < 0.001
45%
33%
15%
Ampion (OARSI Responders)
Ampion (all)
Saline

Ampion n=144; Saline n=208. ≥1.5 pain and function score for KL 4 patients required for eligibility in analysis for 'signs and symptoms' per FDA. Eligible saline patients across historic single-injection studies included in analysis.

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AP - 003 - C and AP - 003 - A provide two statistically significant clinical trials for BLA submission that demonstrate significant effect on pain and core OAK measurements Ampion demonstrated consistent, durable pain reduction vs. saline throughout the 12 week treatment period Percent (%) Reduction of Pain from Baseline AP - 003 - C Pain Reduction in Severe OAK vs. Historic Saline 35% 36% * 41%* 40%* 29% 27% 30% 25% 0 2 4 6 8 10 12 Study Week p = 0.01 p < 0.001 p < 0.001 37% 36% * 35% 33% 38% 35% * 23% 21% 22% 25% 30% 18% * 0 2 4 6 8 10 12 Study Week AP - 003 - A Pain Reduction in Severe OAK vs. Saline p = 0.04 p = 0.05 AP - 003 - C: Ampion n=144; Saline n=208. AP - 003 - A: Ampion n=31 Saline n=41. > 1.5 pain and function score for KL 4 patients required for eligibility in analysis for ‘signs and symptoms’ per FDA. Eligible saline patients across all single - injection studies inclu ded in analysis. Ampion Saline Ampion Saline (historical) 17

Ampion has consistently demonstrated significant OARSI response across all trials that exceed minimum clinically meaningful threshold

OMERACT-OARSI Responder Analysis



Proportion (%) of Patients Meeting OARSI Responder Definition
58%
60%
59%
71%
64%
AP-003-A (n = 31)
AP-004 (n=90)
AP-003-B (n=63)
AP-003-C (n=144)
Combined (n=328)

Takeaways

- Analysis of all patients shows a 64% combined response rate, which consistently and significantly exceeds 30% responder status threshold for clinical trial in support of BLA approval
- Physicians and KOLs agreed that a 30% threshold of responders is clinically meaningful and relevant to their practice
- OARSI response for AP-003-A, AP-004, and AP-003-B based on post-hoc analysis

"Ampion is a safe and effective treatment and is something I would offer to my patients. Especially because I have no predictable option for patients with advanced OAK." —Orthopedist

Ampion has consistently demonstrated improvement of the signs and symptoms in severe OAK patients

≥1.5 pain and function score required for eligibility in analysis for 'signs and symptoms' per FDA

Ampio PHARMACEUTICALS 18

• 2,007 patients have participated in Ampion clinical trials (including single - injection and multiple - injection studies), and have demonstrated a robust safety profile of Ampion – No drug - related Serious Adverse Events (SAEs) – Adverse Event (AE) profile similar for saline and Ampion – Majority of AEs were of minor or moderate severity and were unrelated to treatment Ampion has a robust safety profile with no drug - related SAE’s recorded for 2,007 clinical patients Adverse Event KL 4 All KL Grades Ampion (n=494) Saline (n=338) Ampion (n=1084) Saline (n=923) One or more AE 196 (39.7%) 152 (45.1%) 449 (44.3%) 408 (45.8%) One or more related AE 28 (5.7%) 16 (4.7%) 63 (9.2%) 53 (5.9%) AE by severity Mild 95 (19.2%) 66 (19.6%) 224 (22.1%) 193 (21.7%) Moderate 79 (16.0%) 70 (20.8%) 183 (18.1%) 181 (20.3%) Severe 22 (4.5%) 16 (4.7%) 42 (4.1%) 34 (3.8%) Serious AE (SAE) 7 (1.4%) 7 (2.1%) 47 (4.6%) 41 (4.7%) AE leading to death 0 0 0 1 (0.1%) Ampion is safe and well tolerated and is suitable for both short - term and continued long - term treatment 19

An Open Label Extension (OLE) continuation of the pivotal study is underway to support an expanded commercial label with repeat administration of Ampion • Ampion is safe and well - tolerated, which has been demonstrated in all patients – Sole starting material is FDA approved HSA, which has over 60 years of demonstrated safety • To comply with FDA guidance for industry, an Open Label Extension (OLE) study from the recent pivotal trial is currently underway – OLE study offers patients an opportunity to receive repeat injections after completion of the pivotal trial – OLE study will address the regulatory requirements to allow an expanded commercial label for repeat administration of Ampion up to 5 doses per year – Additionally, the OLE study will explore delay of TKA under protocol 20

Ampio shows strong potential for disease-modifying activity through novel anti-inflammatory and immunomodulation mechanisms as well as stem cell differentiation

Novel anti-inflammatory and immunomodulation profile

- Ampion reduces ongoing joint damage while promoting healing
  - Ampion exhibits a unique immunomodulatory pattern compared to steroids and NSAIDS
  - Ampion upregulates COX2 expression



Saline + I
LMWF-5A + I
COX2 Norm to α-TUB
1.5
1
0.5
0
0
4
8
12
16
20
24
Time (h)



LPS + LMWF5A
LPS + DEX
LPS + IBU
TNFa
PGE2
15d-PGJ2
-150%
-100%
-50%
0%
50%
100%
150%
200%

Proinflammatory cytokines (TNFa) Healing-promoting prostaglandins

Stem cell activation and differentiation

- Ampion has the potential to regenerate damaged joint tissue
  - Ampion significantly increased the formation of filopodia in mesenchymal stem cells
  - Ampion triggered morphological changes suggestion differentiation in chondrogenic cultures



Stem cell mobilization



Saline
Ampion
Significant compound in Ampion

Stem cell differentiation

Multiple mechanisms in Ampion create the potential for disease-modifying activity in OAK and may help delay the time to TKA

Ampio PHARMACEUTICALS 21

Ampion will be the first and only treatment indicated to address this unmet need x First therapy to be approved and indicated for severe OAK patients x Demonstrates clinically meaningful improvement in pain and function and quality of life x Meaningful impact improving stiffness x Lasting pain relief with 12 - week efficacy after single dose x Safe and well tolerated x Appropriate for short - term and long - term use supported by safety and efficacy demonstrated in the single - injection and multiple - injection studies x Consistently strong, response with OMERACT - OARSI composite endpoint x Potential to delay or eliminate need for TKA “ My patients have no other options . My experience and the AAOS have found all other pharmacological agents to be wanting . This product has been shown across multiple studies to be safe and effective . ” - Orthopedist 22

Given high unmet need in moderate and severe OAK, physician research suggests Ampion has the potential to achieve blockbuster status in the US References Campbell Alliance report Note: Ampion market share has been adjusted for prescribing habits by specialty (ortho, rheum, pain med), severity (mod/sev), re flect share steal and concomitant use from/with IA steroids and hyaluronic acid, and have been adjusted for access and reimbursement status Pricing assumes $600 per treatment, 3 treatments per patient per year Prevalence of OAK 21M Treated/Seen by Specialist 12.4M 60% Moderate & Severe OAK 8.6M 69.4% Ampion Patients 1.1M 12.4% Total Ampion Gross Revenue Potential $1,900M $600 3x/ Yr 23

The mechanism of action of Ampion may be applied to other inflammatory indications, such as: • Other joints (hip, shoulder, wrist, hand, etc.) • Sports injuries • Systemic inflammatory conditions • Breathing disorders * Drug delivery method varies by indication Potential application in a number of other joints and conditions that could generate significant revenue beyond OAK 24

Ampio will receive 12 years biologic exclusivity and is also protected by a robust IP portfolio with international coverage Region Issued Patents (127) Pending Patent Applications (80) US 17 9 Ex - US 110 71 Worldwide Patent Coverage U.S. Patent Portfolio (17) 2000 2005 2010 2015 2020 2025 2030 BLA Exclusivity (expected) Patent Term Extension (Capped by 14 year limit) Inflammation ( U.S. 8,916,568 ) Filtrate ( U.S. 8,183,209 ) Degenerative Joint Disease ( U.S. 8,980,834 ) 2H 2018 – 2H 2030 Approval – 2H 2032 2001 – 2021 2004 – 2024 2012 – 2032 • FDA deemed Ampion a “novel biologic”, which grants 12 years of exclusivity upon approval under the Biologics Price Competition and Innovation Act of 2009 (BPCIA) • US 8,916,568 (Inflammation family) • US 6,555,543 (Inflammation family) • US 8,183,209 (Filtrate family) • US 8,969,308 (Filtrate family) • US 8,962,568 (Filtrate family) • US 6,555,543 (Inflammation family) • US 8,268,830 (Inflammation family) • US 8,513,196 (Filtrate family ) • US 8,980,834 (Degenerative joint disease family) • US 9,060,968 (Degenerative joint disease family) • US 9,623,072 (Degenerative joint disease family ) Composition of Matter Method of Use/Treatment FDA Protections Countries with Patent Protection Granted 25

Ampion manufacturing enables control over operational process and cost for market entry and commercialization • De - risk regulatory process – Facilitate FDA filing with direct manufacturing process experience – Facility has undergone independent inspection – Ampion process presented at International Society for Pharmaceutical Engineers • Improves manufacturing control and position for market entry – Control of manufacturing and release of product – Production capacity of 7 - 8 million vials/year from single site • High margins – Low cost of goods – Affords pricing flexibility Control over Ampion manufacturing, release, and quality output creates commercial value 26

• Ampion™ is a novel biologic set to address an unmet medical need and significant treatment gap in severe osteoarthritis of the knee (OAK) ─ FDA acknowledged there are no licensed or approved therapies to address this population • Ampion has successfully completed two pivotal Phase 3 trials for the signs and symptoms severe OAK – Pivotal trial design examined response in pain, function and patient global assessment • Potential product label addresses pain, function and patient global assessment ─ Clinical results show that treatment with Ampion results in a 71% responder rate in a composite endpoint of pain, function and quality of life • Ampion is safe and well tolerated and is being developed for both short - term and continuous long - term use – Safety supported by single and multiple - injection studies in over 2,000 patients – FDA - approved Human Serum Albumin (HSA) is the sole starting material • Ampion is the first therapy to consistently demonstrate significant, safe and meaningful improvement in all core OAK efficacy measurements for severe OAK • Ampion is a platform therapy and is anticipated to achieve blockbuster potential in the US Conclusion 27